UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 2, 2012

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3110 Main Street, Suite 400 Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 526-3005

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 5.02 with respect to the Consulting Agreement (as defined below) is incorporated by reference into this Item 1.02.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) and (e).

Appointment of Co-Chief Executive Officers

On April 2, 2012, the Board of Directors of Forward Industries, Inc., a New York corporation (the “Company”), appointed Robert Garrett Jr. and Brett Johnson as Co-Chief Executive Officers of the Company.  Mr. Johnson has served as the Company’s President and Chief Executive Officer since August 2010.  Mr. Garrett has served as a consultant to the Company pursuant to a consulting agreement (the “Consulting Agreement”) since October 1, 2011, as previously described in the Company’s Current Report on Form 8-K filed March 1, 2012.  In connection with Mr. Garrett’s appointment as the Company’s Co-Chief Executive Officer, the Consulting Agreement was terminated effective as of February 29, 2012.

Mr. Garrett, age 45, served as a consultant to the Company from October 2011 to February 2012.  Prior to joining the Company, Mr. Garrett was the president of Arcadia Aviation, which he founded in 2005 to acquire aviation service businesses catering to the corporate jet marketplace at underdeveloped airports in close proximity to the nation’s top metropolitan areas.  Previously, Mr. Garrett managed the operational turnaround of a consumer products company on behalf of Union Capital Corporation, a New York private equity firm.  Before Union Capital, Mr. Garrett worked for Sony Corporation where he was the senior financial executive of a joint venture between Sony Corporation of America and Sony Pictures.  Mr. Garrett has served as a director of the Company since February 2012 and serves on the Board of Directors of the YMCA of Greater New York and the Interfaith Center of New York.

Employment Agreements

On April 2, 2012, in connection with the appointment of Messrs. Garrett and Johnson as Co-Chief Executive Officers, the Company entered into employment agreements with each of Robert Garrett Jr. and Brett Johnson.

Robert Garrett Employment Agreement

Under his employment agreement, Mr. Garret is employed as the Company’s Co-Chief Executive Officer, effective as of March 1, 2012, at an annual salary of $250,000. In executing his employment agreement, Mr. Garrett is entitled to receive a signing bonus of $9,167. During Mr. Garrett’s first year of employment he shall receive a bonus not less than $50,000 cash, to be paid in four quarterly equal installments.  During each year of his employment, Mr. Garrett is eligible to receive an annual bonus at the discretion of the Compensation Committee in a combination of cash or equity based compensation.

In connection with Mr. Garrett’s appointment as Co-Chief Executive Officer, Mr. Garrett was granted options to purchase 140,000 shares of the Company’s common stock pursuant to the Company’s 2011 Long Term Incentive Plan. The grant date of this award is April 4, 2012 and the exercise price is $3.00 per share for the first 100,000 options, and $3.77 per share for the second 40,000 options. The vesting schedule is as follows:  (i) 66,666 of the options shall vest on first anniversary of the grant date; (ii) 66,666 of the options shall vest on second anniversary of the grant date; and (iii) the remainder shall vest on the third anniversary of the grant date. In addition, under Mr. Garrett’s employment agreement, he is entitled to be granted options to purchase an additional 60,000 shares of the Company’s common stock, no later than October 1, 2012, with an exercise price equal to the greater of the fair market value per share on the date of grant, or $3.77 per share, for the first 10,000 options, and $5.31 per share for the second 50,000 options. The additional 60,000 options shall vest on the third anniversary of the grant date.

Mr. Garrett’s employment agreement provides for successive one-year renewal terms, unless either party provides written notice of its intention not to renew the agreement not later than 90 days prior to the end of the term (or renewal period). In the event the Company provides such notice of non-renewal after the first term, Mr. Garrett would be entitled to receive a severance payment equal to six (6) months of his salary. In the event the Company provides such notice of non-renewal in any subsequent term, Mr. Garrett would be entitled to receive a severance payment equal to three (3) months of his salary. If the Company gives such notice for reasons other than non-renewal, death, disability or cause and no change of control (as defined in the employment agreement) has occurred, Mr. Garrett would be entitled to receive: (i) (A) in the case of a termination by the Company without cause, salary at the then prevailing rate for the greater of six months or the balance of the term as severance, or (B) if Mr. Garrett terminates his employment agreement for good reason under circumstances that do not constitute a change in control (as this term is defined in his agreement) severance equal to six (6) months of salary at the then prevailing rate; (ii) health insurance for Mr. Garret and his family to be paid for by the Company for a period equal to the greater of six months or the balance of the term; (iii) accrued discretionary bonus, if any; and (iv) immediate vesting of any unvested options pursuant to applicable equity compensation plans.  If Mr. Garrett’s employment is terminated without cause, or if he terminates his employment for good reason (as defined in the employment agreement), in either case within one year of a change of control (as defined), he is entitled to receive the following payments and benefits: (i) severance equal to 12 months of salary; (ii) health insurance for Mr. Garret and his family to be paid for by the Company for a period equal to 12 months; (iii) accrued discretionary bonus, if any; and (iv) immediate vesting of any unvested options pursuant to applicable equity compensation plans.

Mr. Garrett’s employment agreement binds him to customary non-competition and non-solicitation covenants of up to one year following the expiration of the employment term, in addition to certain confidentiality, employee non-solicitation, and intellectual property covenants.

Brett Johnson Employment Agreement

Under his employment agreement, Mr. Johnson is employed as the Company’s Co-Chief Executive Officer, effective March 1, 2012, at an annual salary of $250,000.  During Mr. Johnson’s first year of employment, he is eligible to earn a bonus of up to $50,000, based on achievement of certain performance goals defined in his employment agreement. Up to 50% of such performance bonus, if any, shall be paid to Mr. Johnson subsequent to September 30, 2012 and March 31, 2013, respectively, in a combination of cash or equity based compensation.  During each year of his employment, Mr. Johnson is eligible to receive an annual bonus at the discretion of the Compensation Committee in a combination of cash or equity based compensation.

Mr. Johnson’s employment agreement provides for successive one-year renewal terms, unless either party provides written notice of its intention not to renew the agreement not later than 90 days prior to the end of the term (or renewal period). In the event the Company provides such notice of non-renewal after the first term, Mr. Johnson would be entitled to receive a severance payment equal to six (6) months of his salary. In the event the Company provides such notice of non-renewal in any subsequent term, Mr. Johnson would be entitled to receive a severance payment equal to three (3) months of his salary. If the Company gives such notice for reasons other than non-renewal, death, disability or cause and no change of control (as defined in the employment agreement) has occurred, Mr. Johnson would be entitled to receive: (i) (A) in the case of a termination by the Company without cause, salary at the then prevailing rate for the greater of six months or the balance of the term as severance, or (B) if Mr. Johnson terminates his employment agreement for good reason under circumstances that do not constitute a change in control (as this term is defined in his agreement) severance equal to six (6) months of salary at the then prevailing rate; (ii) health insurance for Mr. Johnson and his family to be paid for by the Company for a period equal to the greater of six months or the balance of the term; (iii) accrued discretionary bonus, if any; and (iv) immediate vesting of any unvested options pursuant to applicable equity compensation plans.  If Mr. Johnson’s employment is terminated without cause, or if he terminates his employment for good reason (as defined in the employment agreement), in either case within one year of a change of control (as defined), he is entitled to receive the following payments and benefits: (i) severance equal to 12 months of salary; (ii) health insurance for Mr. Johnson and his family to be paid for by the Company for a period equal to 12 months; (iii) accrued discretionary bonus, if any; and (iv) immediate vesting of any unvested options pursuant to applicable equity compensation plans.

Mr. Johnson’s employment agreement binds him to customary non-competition and non-solicitation covenants of up to one year following the expiration of the employment term, in addition to certain confidentiality, employee non-solicitation, and intellectual property covenants.

The foregoing summaries of the employment agreements between the Company and each of Robert Garrett Jr. and Brett Johnson do not purport to be complete and are subject to, and qualified in thier entirety by, the full text of the employment agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference into this Current Report on Form 8-K

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective as of March 1, 2012, by and between Forward Industries, Inc. and Robert Garrett Jr.
10.2	Employment Agreement, effective as of March 1, 2012, by and between Forward Industries, Inc. and Brett Johnson.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2012	By:	/s/ Robert Garrett Jr.
		Name:	Robert Garrett Jr.
		Title:	Principal Executive Officer